UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2013

Cole Real Estate Investments, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35974	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices) (Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Waivers of Initial Equity Awards

As of June 18, 2013, Christopher H. Cole, executive chairman of the board of directors (the “Board”) of Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.) (the “Company”), voluntarily waived 100% of the $7.5 million initial equity award otherwise payable under his employment agreement with the Company and Cole REIT III Operating Partnership, LP (the “Partnership”) pursuant to an amendment to his employment agreement. Marc T. Nemer, chief executive officer of the Company and a member of the Board, also voluntarily waived $1.0 million of the $6.0 million initial equity award otherwise payable under his employment agreement with the Company and the Partnership pursuant to an amendment to his employment agreement.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendments, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference into this Item 5.02.

New Employment Agreements

The Company and the Partnership entered into employment agreements, dated as of June 18, 2013, with each of Jeffrey C. Holland, the Company’s President and Chief Operating Officer, and Stephan Keller, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Each employment agreement is effective as of July 1, 2013 and has an initial term ending on December 31, 2016. The employment agreements will be automatically renewed for annual terms thereafter unless earlier terminated by the Company or the executive.

The employment agreements provide for, among other things: (i) an annual base salary of $450,000 for Mr. Holland and $400,000 for Mr. Keller, subject to increase (but not decrease), (ii) an annual incentive bonus with a target of 100% to a maximum of 200% of annual base salary for each executive depending on performance, (iii) for Mr. Holland, commissions of up to $750,000 per year based on sales and active products offered, (iv) long-term equity compensation awards with an accounting expense value equal to $2,525,000 for Mr. Holland and $2,400,000 for Mr. Keller; and (v) continued payment of certain make-whole payments that the executives are currently entitled to, which relate to equity awards forfeited from their respective prior employers; provided, however, that with respect to Mr. Holland the sum of his annual base salary, annual incentive bonus and annual commissions may not exceed $1,750,000. Notwithstanding the foregoing, for 2013, the executives will be entitled to a target annual incentive bonus of $808,000 for Mr. Holland and $763,000 for Mr. Keller, and a maximum annual incentive bonus of $1,033,000 for Mr. Holland and $963,000 for Mr. Keller.

Upon a termination of either executive’s employment by the Company without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to, subject to the execution and non-revocation of a release of claims against the Company and the Partnership, (i) severance equal to one times annual base salary plus the greater of (a) then-current target bonus and (b) the average annual bonus received in the prior two fiscal years (the greater of (a) and (b), the “Relevant Bonus Amount”), paid over the 12 months following termination, (ii) a pro-rated annual bonus based on the Relevant Bonus Amount, (iii) accelerated vesting and payment of outstanding time-based equity compensation awards, (iv) certain accelerated vesting and payment of performance-based equity compensation awards based on the level of actual attainment of performance goals, and (v) any other accrued payments or benefits to which the executive is entitled. In the event that the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” within two years following a “change in control” (as defined in the employment agreements), the executive will be entitled to severance equal to two times annual base salary plus the Relevant Bonus Amount, paid in a lump sum subject to Section 409A of the Internal Revenue Code of 1986, as amended, as well as the payments and benefits described in sections (ii) through (v) above (provided that, as to performance-based equity compensation awards, the portion relating to incomplete or future performance periods will vest and pay at the target level of performance). During and for specified periods after employment, the executives will be subject to covenants not to compete with the Company or its affiliates and not to solicit customers, investors, and certain employees.

The foregoing summary of the employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreements, which are filed as Exhibits 10.3 and 10.4 to this Form 8-K and are incorporated by reference into this Item 5.02.

Form of Equity Awards

On June 17, 2013, the Board adopted and approved forms of agreements for the future grant of restricted share units (the “RSUs”) and performance share units (the “PSUs”) under the Company’s 2013 Omnibus Employee Incentive Plan to the Company’s employees, including the Company’s chief executive officer as well as its other executive officers. The RSUs vest and are settled in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in installments subject to the employee’s continued employment. The PSUs have a performance vesting condition based on achievement of relative total stockholder return and a continued employment condition.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of award agreements, which are filed as Exhibits 10.5 and 10.6 to this Form 8-K and are incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported, on June 19, 2013, the stockholders of the Company, by a majority of all votes entitled to be cast at the 2013 Annual Meeting of Stockholders of the Company, approved an amendment and restatement of the Company’s charter (the “Amended and Restated Charter”). For a summary of the revisions made to the Company’s previous charter by the Amended and Restated Charter, see the Company’s Definitive Proxy Statement, as filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2013. The Amended and Restated Charter was filed with the Maryland State Department of Assessments and Taxation and became effective on June 19, 2013. A copy of the Amended and Restated Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

The Board has adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), which became effective on June 19, 2013 simultaneously with the effectiveness of the Amended and Restated Charter. The Company’s bylaws previously contained many provisions required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “NASAA REIT Guidelines”). Many of these provisions were removed from the Amended and Restated Bylaws as they are no longer applicable. Additionally, the Amended and Restated Bylaws reflect recent updates and developments in public company governance. Below is a summary of the material changes reflected in the Amended and Restated Bylaws:

•	Remove the NASAA REIT Guidelines requirement that the annual meeting of stockholders be held no less than 30 days after delivery of the annual report.

•

Increase the percentage of shares required in order to request a special meeting of stockholders from 10% to a majority and to provide for detailed procedures for stockholders seeking to request a special meeting.

•	Clarify that notices of stockholders meetings may be given by electronic notice, which is consistent with rules promulgated by the SEC regarding electronic “notice and access” of proxy materials.

•	Include a provision providing for “householding” of notices, as permitted by the Maryland General Corporation Law (the “MGCL”) and federal proxy rules.

•

Include a provision providing that any irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting and that the Company may postpone or cancel a meeting of stockholders by making a public announcement of the postponement or cancellation prior to the meeting (as opposed to providing written notice).

•

Provide a more comprehensive list of (i) the officers that may serve as chairman of a stockholders meeting and (ii) the powers of the chairman over the conduct of stockholders meetings by including compliance with state and local laws concerning safety and security.

•	Include a provision stating that the presence of stockholders entitled to cast a majority (as opposed to 50%) of all votes entitled to be cast shall be a quorum.

•	Include a provision for plurality voting for the election of directors, as opposed to the NASAA REIT Guidelines threshold of a majority of the shares of stock present in person or by proxy.

•	Provide that the acquisition by any person of shares of stock of the Company is exempt from the Maryland Control Share Acquisition Act.

•

Revise the advance notice provisions for stockholder nominations for director and stockholder business proposals to (a) expand the information required to be disclosed by the stockholder making a proposal or nomination and (b) require, as part of the existing verification process, that the stockholder, upon request, update information provided to the Company and notify the Company of any change in such information.

•

Include a provision allowing stockholders to act (a) by unanimous consent or (b) if the Board declares an action advisable and submits the action to the stockholders, by the consent of stockholders entitled to cast the percentage of votes necessary to take the action at a meeting.

•	Clarify the procedure for director resignations.

•	Remove the NASAA REIT Guidelines requirement that certain transactions be approved by the independent directors of the Company.

•	Delete the NASAA REIT Guidelines requirement that independent directors nominate replacements for vacancies among the independent directors’ positions.

•	Delete unnecessary provisions concerning liability for losses which may occur by reason of the failure of a financial institution and outdated provisions concerning the giving of bonds by directors.

•	Provide for director’s and officer’s rights to rely on information provided to such director or officer in the performance of their duties to the Company, in accordance with the MGCL.

•	Add provisions to confirm the power of the Board and stockholders to ratify prior actions or inactions by the Company.

•

Delete unnecessary provisions concerning the presumption that a director assents to an action unless he or she enters his or her dissent in the minutes of a meeting or files or mails a written dissent.

•	Add a provision to provide for procedural flexibility in the event of an emergency.

•	Remove references to a “Leasing Committee.”

•

Remove the requirement that the audit committee and compensation committee consist solely of independent directors and the NASAA REIT Guidelines requirement that a majority of the members of all committees be independent directors.

•	Add a provision to provide that the Board may delegate any of its powers to a committee, except as prohibited by law.

•	Remove the requirement that each committee keep minutes of its proceedings.

•	Remove provisions that are no longer applicable concerning the election of officers.

•	Add a provision to provide that an officer may resign by delivering notice of his or her resignation to the Company’s chief executive officer.

•	Add a provision to provide that the board of directors may appoint a chairman of the board at its discretion and that such chairman may be an executive or non-executive chairman.

•	Add a provision to provide that the chairman of the board will serve as the chief executive officer if the Board does not designate a chief executive officer.

•	Amend a provision to clarify that the chief executive officer may assign duties to the vice presidents.

•	Amend a provision to clarify that the treasurer may be assigned additional duties and remove outdated provisions concerning the giving of bonds by the treasurer and assistant treasurers.

•	Amend a provision to provide that the funds of the Company may be invested as well as deposited.

•	Add a provision to provide that unless provided by the Board, all shares of the Company shall be uncertificated.

•	Remove unnecessary provisions concerning the replacement of stock certificates.

•

Remove obsolete provisions concerning the closing of the transfer books in lieu of setting a record date and clarify that a stockholders meeting may be postponed without further notice to a date not more than 120 days after the record date originally fixed for the meeting.

•

Add a provision to obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and advance expenses to (a) current and former directors and officers of the Company and (b) individuals who while serving as a director or officer of the Company, served another entity at the request of the Company, and who are made or threatened to be made a party to or witness in any proceeding by reason of his or her service in the capacities described in (a) and (b) above.

•	Add a provision to clarify that waivers of notice may be given by electronic transmission.

A copy of the Amended and Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference. In addition, a marked copy of the Amended and Restated Bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of the Amended and Restated Bylaws is attached as Exhibit 3.3.

Item 8.01	Other Events

Listing

The Company announced today that it has been authorized to list its Common Stock on the New York Stock Exchange (the “NYSE”). Trading is expected to commence on June 20, 2013 (the “Listing Date”) under the ticker symbol “COLE.”

Tender Offer

The Company announced today that it has commenced a modified “Dutch auction” tender offer to purchase for cash up to $250 million in value of shares of its Common Stock from its stockholders (the “Tender Offer”). Under the terms of the Tender Offer, the Company intends to select the lowest price, not greater than $13.00 nor less than $12.25 per share, net to the tendering stockholder in cash, less any applicable withholding taxes and without interest, which would enable the Company to purchase the maximum number of shares having an aggregate purchase price not exceeding $250 million. The Company intends to fund the purchase price for shares of Common Stock accepted for payment pursuant to the Tender Offer, and related fees and expenses, from available cash and/or borrowings under the Partnership’s existing senior unsecured credit facility. A copy of the press release announcing the Tender Offer is included as Exhibit 99.1 to this Current Report on Form 8-K.

Adoption of Share Repurchase Program

The Company announced today that the Board has adopted a share repurchase program, authorizing the repurchase by the Company from time to time of shares of Common Stock for an aggregate purchase price (excluding fees, commissions and all other ancillary expenses) of up to $250 million commencing no earlier than the 11th business day following the completion or termination of the Tender Offer (the “Share Repurchase Program”). The Company may conduct repurchases on the open market, including through the facilities of the NYSE, in privately negotiated transactions, or otherwise, by direct purchases of Common Stock or purchases pursuant to derivative instruments or securities relating to Common Stock, or other transactions. The timing and extent of any repurchases will depend upon market conditions, the trading price of the Common Stock and other factors. The Share Repurchase Program does not require the Company to acquire any specific number of or value of shares (subject to the maximum value stated above) and may be terminated at any time. The Company intends to fund the purchase price for shares of Common Stock repurchased pursuant to the Share Repurchase Program, and all related fees and expenses, from available cash and/or borrowings under the Partnership’s existing senior unsecured credit facility.

Dividends

On June 17, 2013, the Board authorized the declaration and payment of a cash dividend on a monthly basis, in the amount of $0.05833334 per share of common stock (a monthly rate that is equivalent to an annual rate of $0.70 per share) for stockholders of record as of each of July 31, 2013, August 30, 2013 and September 30, 2013, respectively. The payment dates for the dividends for the stockholders of record as of July 31, 2013, August 30, 2013 and September 30, 2013 will be August 1, 2013, September 3, 2013 and October 1, 2013, respectively.

Termination of DRIP and SRP

On April 12, 2013, the Company announced that the Board, including all of the Company’s independent directors, had voted to suspend the Company’s distribution reinvestment plan (“DRIP”) and the Company’s share redemption program (“SRP”). On June 17, 2013, the Board, including all of the independent members of the Board, voted to terminate the DRIP and the SRP effective as of the Listing Date.

Fractional Shares

As previously announced in a Current Report on Form 8-K filed on June 5, 2013, the Company has decided to eliminate all outstanding fractional shares of Common Stock (the “Fractional Shares”) in connection with the listing of the Common Stock on the NYSE. The Company has determined to eliminate all outstanding Fractional Shares no earlier than the 11th business day following the completion or termination of the Tender Offer by paying each holder of a Fractional Share as of the record date for the payments an amount in cash equal to the fraction of a share being repurchased multiplied by the average closing price of the Common Stock on the NYSE for the ten trading days ending on the trading day prior to the record date, rounded to the nearest whole cent.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Fourth Articles of Amendment and Restatement of the Company.

3.2	Amended and Restated Bylaws of the Company.

3.3	Amended and Restated Bylaws of the Company (marked to show changes).

10.1	First Amendment to Employment Agreement, dated June 18, 2013, by and among the Company, Cole REIT III Operating Partnership, LP and Christopher H. Cole.

10.2	First Amendment to Employment Agreement, dated June 18, 2013, by and among the Company, Cole REIT III Operating Partnership, LP and Marc T. Nemer.

10.3	Employment Agreement, dated June 18, 2013, by and among the Company, Cole REIT III Operating Partnership, LP and Jeffrey C. Holland.

10.4	Employment Agreement, dated June 18, 2013, by and among the Company, Cole REIT III Operating Partnership, LP and Stephan Keller.

10.5	Form of Restricted Share Unit Award Agreement.

10.6	Form of Performance Share Unit Award Agreement.

99.1	Press release dated June 20, 2013 regarding the tender offer.

Important Notice

This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Tender Offer is made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials that the Company is distributing to its stockholders and will file with the SEC. The full details of the Tender Offer, including complete instructions on how to tender shares of Common Stock, are included in the Offer to Purchase, the Letter of Transmittal and other related materials that the Company is distributing to stockholders and will file with the SEC. Stockholders are urged to carefully read the Offer to Purchase, the Letter of Transmittal and other related materials when they become available because they will contain important information, including the terms and conditions of the Tender Offer.

Stockholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal and other related materials that the Company files with the SEC at the SEC’s website at http://www.sec.gov or by calling D.F. King & Co., Inc., the information agent for the Tender Offer, at (800) 659-6590 (Toll Free) or (212) 269-5550 (Collect). Questions and requests for assistance by retail stockholders may be directed to D.F. King & Co., Inc. at the numbers above. As described in the Offer to Purchase, questions and requests for assistance by institutional stockholders may be directed to the dealer managers for the Tender Offer, Goldman, Sachs & Co. or Lazard Frères & Co. LLC. In addition, copies of documents filed by the Company with the SEC will be available free of charge by directing a request to Cole Real Estate Investments, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements. Words such as “may,” “will,” “intends,” “would,” “could,” “should” or comparable words, variations and similar expressions are intended to identify forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. The Company cautions readers not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this filing. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this filing. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect future changes or events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLE REAL ESTATE INVESTMENTS, INC.

	By:	/s/ Simon J. Misselbrook
Dated: June 20, 2013	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

Exhibit Index

Exhibit Number	Description

3.1	Fourth Articles of Amendment and Restatement of the Company.

3.2	Amended and Restated Bylaws of the Company.

3.3	Amended and Restated Bylaws of the Company (marked to show changes).

10.1	First Amendment to Employment Agreement, dated June 18, 2013, by and among the Company, Cole REIT III Operating Partnership, LP and Christopher H. Cole.

10.2	First Amendment to Employment Agreement, dated June 18, 2013, by and among the Company, Cole REIT III Operating Partnership, LP and Marc T. Nemer.

10.3	Employment Agreement, dated June 18, 2013, by and among the Company, Cole REIT III Operating Partnership, LP and Jeffrey C. Holland.

10.4	Employment Agreement, dated June 18, 2013, by and among the Company, Cole REIT III Operating Partnership, LP and Stephan Keller.

10.5	Form of Restricted Share Unit Award Agreement.

10.6	Form of Performance Share Unit Award Agreement.

99.1	Press release dated June 20, 2013 regarding the tender offer.